Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Ciralight Global, Inc.
Corona, California

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No.333-179122) on Form S-8 of our report dated March 24, 2011, relating to our audit of the December 31, 2010 and 2009 financial statements, which appear in the Annual Report on Form 10-K of Ciralight Global, Inc. for the year ended December 31, 2010.


/s/ HJ Associates & Consultants, LLP
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HJ Associates & Consultants, LLP
Salt Lake City, Utah
February 13, 2012